Exhibit 10.59

FORBEARANCE AGREEMENT

     This FORBEARANCE AGREEMENT (the “Agreement”), dated as of February 11, 2005, by and among Maxtor Receivables LLC, a Delaware limited liability company (the “Borrower”), Maxtor Corporation, a Delaware corporation (“Maxtor”), as servicer (the “Servicer”) under the Loan Agreement (as defined below), and Merrill Lynch Commercial Finance Corp., as Lender (the “Lender”) and Agent (the “Agent”) under the Loan Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

PRELIMINARY STATEMENTS

          Reference is hereby made to that certain Receivables Loan and Security Agreement (the “Loan Agreement”) dated as of June 24, 2004, by and among the Borrower, the Servicer, the Lender, the Agent, U.S. Bank National Association and Lyon Financial Services, Inc.

          WHEREAS, an Early Amortization Event has occurred under Section 7.01(m) of the Loan Agreement, in that the rolling average of the Dilution-to-Liquidation Ratios for the preceding three Cut-Off Dates as reported in the Monthly Remittance Report delivered on February 7, 2005, exceeded 17.50%, and such Early Amortization Event (the “Dilution Trigger Event”) gives the Agent the right (i) to declare the Amortization Commencement Date to have occurred and (ii) to declare a Servicer Default under clause (iv) of the definition thereof on account of such Dilution Trigger Event and to terminate the rights and obligations of the Servicer under the Loan Agreement.

          WHEREAS, the Borrower has requested that the Agent forbear from the exercise of its rights to declare an Amortization Commencement Date pursuant to Section 7.01 of the Loan Agreement or to terminate Maxtor as Servicer, and the Agent is willing, upon the satisfaction of certain conditions precedent and subject to the terms herein, to forbear temporarily from the exercise of such rights.

          NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Transaction Documents and this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     I. Forbearance.

          1.1 Subject to the terms and conditions set forth herein, the Agent hereby agrees, during the period from the time this Agreement becomes effective pursuant to Section 2 hereof until 9:00 a.m. New York time on March 7, 2005 (such period, as it may be prematurely terminated at the option of the Agent pursuant to the terms of this Agreement, the “Forbearance Period”), to forbear temporarily from exercising its rights, solely on account of the Dilution Trigger Event, to declare an Amortization Commencement Date or to terminate Maxtor as Servicer under the Loan Agreement. This agreement to forbear solely on account of the Dilution

Trigger Event as provided herein expires at the conclusion of the Forbearance Period and the Agent may, at any time thereafter, exercise any of its rights and remedies with respect to the Dilution Trigger Event to the same extent as if this Agreement did not exist, including without limitation, the right to declare the occurrence of the Amortization Commencement Date, terminate Maxtor as Servicer, and exercise any remedies set forth in the Transaction Documents which are exercisable from and after the Amortization Commencement Date. Notwithstanding the foregoing, the Agent agrees that that it shall also forbear from exercising its rights, solely on account of the Dilution Trigger Event, to declare an Amortization Commencement Date or to terminate Maxtor as Servicer under the Loan Agreement after the conclusion of the Forbearance Period if a Monthly Remittance Report delivered on March 7, 2005 demonstrates that the average of the Dilution-to-Liquidation Ratios for the three Cut-Off Dates immediately preceding March 7, 2005 does not exceed 17.50%.

          1.2 The specific agreements to forbear described in Section 1.1 above apply only to the Dilution Trigger Event and not to any other facts or circumstances giving rise to an Early Amortization Event or Servicer Default which may have occurred or may hereafter occur, and nothing in this Agreement shall be deemed to restrict any right or remedy the Agent may have on account of any such other Early Amortization Event or Servicer Default, including the right to declare the occurrence of the Amortization Commencement Date at any time during the Forbearance Period or thereafter on account of any such other Early Amortization Event or to terminate the Servicer during the Forbearance Period or thereafter on account of any such other Servicer Default. The Agent is not hereby waiving the existence of any Early Amortization Event or Servicer Default and is merely agreeing to forbear as provided herein during the Forbearance Period and/or thereafter as expressly set forth above in Section 1.1. Except for the forbearance expressly set forth above in Section 1.1, the Agent expressly reserves each and every right and remedy it has under the Transaction Documents and under applicable law, and nothing in this Agreement shall be deemed to constitute a waiver of any Early Amortization Event or Servicer Default whether now existing or hereafter arising, or, constitute a waiver of, or, except for the forbearance expressly set forth above in Section 1.1, forbearance of, any right or remedy the Agent may have under any of the Transaction Documents or applicable law.

          1.3 Each of the Borrower and the Servicer expressly acknowledge and agree that the agreement of the Agent under Section 1.1 to forbear as provided herein is expressly conditioned on compliance by each of the Borrower and the Servicer with the covenants, agreements, terms and conditions contained herein and that if the Borrower or the Servicer fails to comply with any such covenants, agreements, terms or conditions for any reason, the Agent shall have the right, by written notice to the other parties hereto, to declare that the Forbearance Period has terminated upon which declaration this Agreement shall no longer be of any force and effect and the Agent shall be entitled to exercise all rights the exercise of which are otherwise temporarily postponed under Section 1.1 above.

     II. Condition Precedent. This Agreement shall become effective, as of the date first above written, upon (i) execution by each of the parties hereto and (ii) the Agent’s receipt of the Agent Administration Fee (as defined below) from the Borrower.

     III. Agent Administration Fee. In connection with the foregoing, the Borrower hereby agrees to pay the Agent an administration fee in the amount of $50,000 (the “Agent Administration Fee”) on the date hereof.

     IV. Representations and Warranties.

          4.1 Upon the effectiveness of this Agreement, each of the Borrower and the Servicer hereby reaffirms all representations and warranties made by it in the Transaction Documents (except for any representations or warranties which would be incorrect solely due to the occurrence of the above described Early Amortization Event and/or Servicer Default related to the Dilution Trigger Event) and agrees that all such representations and warranties shall be deemed to have been re-made as of the effective date of this Agreement (except for any representations or warranties which speak as of a specific date only, in which event they are reaffirmed as of such date). Additionally, Maxtor hereby reaffirms all representations and warranties made by it in the Transaction Documents individually or as Originator (except for any representations or warranties which would be incorrect solely due to the occurrence of the above described Early Amortization Event and/or Servicer Default related to the Dilution Trigger Event), and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Agreement (except for any representations or warranties which speak as of a specific date only, in which event they are reaffirmed as of such date).

          4.2 Each of the Borrower and Maxtor (individually and as the Servicer) hereby represents and warrants, as to itself, that (a) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (b) there is no consent, approval or other requirement known to it which could reasonably be expected to impair or materially delay its ability to perform its obligations under this Agreement, the Loan Agreement or the Transaction Documents as proposed to be modified hereby.

     V. Ratification and Release.

          5.1 Each Transaction Document is in all respects hereby ratified and confirmed by the Borrower, Maxtor and the Servicer and, except to the extent expressly provided in this Agreement, none of the execution, delivery or effectiveness of this Agreement shall operate as a forbearance in respect of any rights, powers or remedies of the Agent or the Lender of any provision contained in any Transaction Document, whether as a result of any Early Amortization Event, Servicer Default, or otherwise. Each of the Borrower, Maxtor and the Servicer hereby: (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Transaction Document to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Transaction Document and (iii) acknowledges that the Agent has not made any promises, covenants or commitments with respect to whether or not it is willing to waive the Dilution Trigger Event described above.

          5.2 Each of the Borrower, Maxtor and the Servicer hereby acknowledges and confirms that (i) it does not have any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Agent occurring prior to the date hereof or facts otherwise known to it as of the date hereof, the effectiveness, genuineness, validity, collectibility or enforceability of any Transaction Document, or any ownership interests, security interests or other Liens created thereunder and (ii) it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Agent, the Lender and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the “Indemnified Parties”) from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, by reason of, any matter, cause or thing whatsoever, with respect to events or omissions occurring or arising on or prior to the date hereof and relating to any of the Transaction Documents.

     VI. Miscellaneous.

          6.1 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate; the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

          6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. This Agreement may also be executed by facsimile and each facsimile signature hereto shall be deemed for all purposes to be an original signature page.

          6.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          6.4 Section Titles. The section titles contained in this Agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          6.5 Transaction Documents. Each of the parties hereto irrevocably agrees that this Agreement constitutes a “Transaction Document” within the meaning of the Loan Agreement and that the provisions of Article IX of the Loan Agreement with respect to amendments, notices to be given, and waivers of jury trial shall apply to any amendments of this

Agreement, any notices to be given hereunder or any action or proceeding with respect to this Agreement.

          6.6 Binding Effect. This Agreement shall become effective when it shall have been executed by the parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          6.7 Expenses. The Servicer hereby agrees to promptly reimburse the Agent and the Lender for all reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys’ and other professionals’ fees, either such party has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation, execution and/or enforcement of this Agreement or any document, instrument, agreement delivered pursuant to this Agreement, and the Borrower acknowledges that the Borrower is obligated to pay such amounts under the Loan Agreement in the event the Servicer does not do so and that such obligations are secured under the Loan Agreement.

          6.8 Integration. This Agreement contains the final and complete understanding by the parties hereto with respect to the subject matter hereof and shall supersede all other oral or written understandings with respect to the subject matter hereof.

Signature page to follow.

     IN WITNESS WHEREOF, the parties hereto have executed this Forbearance Agreement as of February 11, 2005.

MAXTOR RECEIVABLES LLC

By: /s/ Glen T. Haubl
Name: Glen T. Haubl
Title: Treasurer

MAXTOR CORPORATION, individually and as Servicer

By: /s/ Glen T. Haubl
Name: Glen T. Haubl
Title: Treasurer

MERRILL LYNCH COMMERCIAL FINANCE CORP., as Agent and as Lender

By: /s/ James B. Carson
Name: James B. Carson
Title: Vice President